                          HIGH LEVEL ENTERPRISE MODEL

                                    CLEARCO

                             STARTING UNDERSTANDING

                 Commercial                                Settlements
                   Design                    Clearing       Billing &        Risk        Finance
Prod & Service   Strategy &    Customer      & Trading      Payments      Management    & Banking     Service      Shared
  Development    Management   Acquisition    Operations      EBPP        & Compliance   Operations   Management   Services
--------------   ----------   ------------   ----------    -----------   ------------   ----------   ----------   --------
 OM prime                                      OM IP          OM IP
 & PSC            PSC to         PSC to      & consults     & consults      PSC to        PSC to       PSC to       PSC to
 supports         provide        provide     PSC perform    PSC perform     provide       provide      provide      provide

"Customer" Services Process Handling & Call Center Operations - Integrated Processes & Systems Required

                                     PSC to
                                    provide

Techn Infrastructure & Svcs: Facilities Management/Operations; Sys Integr; Application Dvlp't; Networks, Help Desk

                                     OM to
                                    provide

--  Data Warehousing & Data Analysis Operations  --


                                     PSC to
                                    provide


Operating:   75% (illegible) to
[see notes]  examine existing
             products & questions
             & build - PSC market

Market Validation: